Exhibit 99.1

February 28, 2011	Contact:
FOR IMMEDIATE RELEASE	Don Huffman, CFO
don.huffman@wafergen.com

Joyce Strand
joyce.strand@wafergen.com
510-651-4450

WaferGen Appoints Industry Leader Dr. Timothy J. Triche to Board of Directors

FREMONT, Calif., Feb. 28, 2011 -- WaferGen Biosystems, Inc. (OTC Bulletin Board: WGBS), a leading developer of state-of-the-art genomic analysis systems, today announced that industry leader Dr. Timothy J. Triche, Professor of Pathology and Pediatrics at the University of Southern California (USC) Keck School of Medicine, has joined the Board of Directors of WaferGen.

"Dr. Triche joined our Scientific Advisory Board in December, and we discovered quickly that he brings valuable leadership experience to WaferGen from a distinguished medical and research career.  His vast know-how in using genomic technologies include Next Generation Sequencing (NGS), microarrays and real-time PCR in the clinical research and diagnostics markets that will help WaferGen broaden our reach into these high-growth markets," said Alnoor Shivji, Chairman and CEO, WaferGen. "He comprehends how our SmartChip System can make a major contribution to the genomics analysis field, and also has broad experience at cancer genomics research specifically."

Dr. Triche reiterated, "I believe that the new SmartChip System can help fill a key need in the world of genomic medicine and guide the use of targeted medicines to treat patient populations likely to respond to these agents by greatly enhancing the validation of gene expression patterns (biomarkers).  In particular, a vast amount of existing genomic discovery research will require an inexpensive, proven platform like WaferGen's to achieve clinical acceptance and utility.  I look forward to continuing to work with WaferGen and the management team in my capacity as a board member, and to advancing the company and its genomics analysis products to assure that it can contribute to the specific needs of patients."

Dr. Triche fills the vacancy on the board resulting from the departure of Nadine Smith from the board on February 21, 2011.  Ms. Smith resigned from the board to focus more time and attention on other business interests.

"We also want to take this opportunity to express our appreciation for the contributions of Nadine Smith who has served as a board member since 2008.  She has helped to build WaferGen into a growing commercial entity, and we wish her the very best in her new endeavors," concluded Shivji.

As Director of the Center for Personalized Medicine at Children's Hospital Los Angeles, Dr. Triche manages a large cancer genomics, biology, and nanotechnology laboratory research program funded by grants from the National Cancer Institute (NCI), Department of Defense (DOD), Department of Energy (DOE), Children's Oncology Group (COG), University of Southern California (USC) Norris Comprehensive Cancer Center, and several private philanthropic entities. Until recently, Dr. Triche was Chief of the Department of Pathology and Laboratory Medicine for more than 20 years.  Previously, Dr. Triche was Section Chief and Head of Molecular Diagnostics in the Laboratory of Pathology at the National Cancer Institute. He received his pathology specialty training at Washington University School of Medicine in St. Louis and subsequently did a fellow ship at the NCI prior to joining the faculty there. Dr. Triche received his undergraduate degree in physics and biology from Cornell University, where he was a Cornell National Scholar, and M.D. and Ph.D. degrees from Tulane University, where he was a Medical Scientist Training Program grant recipient.

Dr. Triche is a Beckman Fellow of the Beckman Macular Research Center at the Doheny Eye Institute, and serves on the Board of Directors of publicly traded LTC Properties Corporation and several small private biotech companies.  He is also on the board of PROOF, a Vancouver, Canada based center for personalized medicine related to organ transplantation. He is also a founding member of Children's Oncology Group, where he has performed in multiple capacities, including Associate Chair for Translational Research. He is a standing member of NCI's Advisory Committees for clinical and basic cancer biology studies, where he frequently reviews grant proposals in cancer biology and treatment, genomics, and nanotechnology.

About WaferGen and the SmartChip Real-Time PCR System

WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for genomic analysis for the life science and pharmaceutical industries.  The company currently offers the breakthrough SmartChip Real-Time PCR System, the next-generation Real-Time PCR system for discovery and validation of biomarkers, or gene expression patterns, on a single platform. WaferGen believes that the SmartChip System is ideal for researchers seeking to confirm discoveries made with the growing use of next-generation sequencing.  In addition, the high throughput capabilities of the SmartChip System enable researchers to extend their research across large panels of genes, and hundreds of samples, at a very reasonable cost.

Combined with next-generation chemistry and optimized assays being developed by WaferGen under the guidance of David Gelfand, Ph.D., Chief Scientific Officer and one of the pioneers of PCR, the SmartChip System is designed to provide accurate, highly sensitive and high-throughput gene expression profiling capabilities to researchers, clinicians and pharmaceutical companies.

In addition, the company offers an innovative fee-based service for gene-expression profiling using the SmartChip System.  For additional information, please see http://www.wafergen.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements".  Such statements include statements relating to the expected benefits to the company of the addition of Dr. Timothy Triche to the company's Board of Directors, statements relating to the expected benefits and advantages of the SmartChip service for gene-expression research, statements relating to the expected benefits and advantages of the SmartChip technology to other applications, statements relating to the expected throughput levels of the SmartChip Real-Time PCR System, and other statements relating to future events are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company.  Actual results may differ materially from the expectations contained in the forward-looking statements.  Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company will need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company's proprietary intellectual property rights may not adequately protect its products and technologi es; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2009 and the most recent Form 10-Q.  Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov.  The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events